Exhibit 32

SECTION 1350 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of Material Sciences Corporation (the “Company”) on Form 10-Q for the fiscal quarter ended May 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Clifford D. Nastas, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 9, 2010

By:	/s/ Clifford D. Nastas
Clifford D. Nastas
Chief Executive Officer

In connection with the Report, I, James D. Pawlak, Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 9, 2010

By:	/s/ James D. Pawlak
James D. Pawlak
Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary

31